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Exhibit 10.3

TTFC

Security Agreement

Borrower:	The Immune Response Corporation, a Delaware corporation
Address:	5935 Darwin Court Carlsbad, CA 92008
Borrower:	I.R.C. Inc., a Delaware corporation
Address:	5935 Darwin Court Carlsbad, CA 92008
Date:	January 1, 2002

        THIS SECURITY AGREEMENT is entered into as of the above date, between The Immune Response Corporation having chief executive office and principal place of business at the address above, and I.R.C. Inc. having chief executive office and principal place of business at the address shown above, (The Immune Response Corporation and I.R.C. Inc. collectively referred to as the "Borrower"), and TRANSAMERICA TECHNOLOGY FINANCE CORPORATION, successor in interest to Transamerica Business Credit Corporation, a Delaware corporation, ("TTFC") having its principal office at 9399 West Higgins Road, Suite 600, Rosemont, Illinois 60018 and having an office at 76 Batterson Park Road, Farmington, Connecticut 06032. (Definitions of certain terms used in this Agreement are set forth in Section 6 below.) This Security Agreement supplements that certain Master Loan and Security Agreement dated September 30, 1999, as amended from time to time between Borrower, and Transamerica Business Credit Corporation (and all extensions, renewals, replacements and modifications thereof) (the "Loan Agreement"). This Security Agreement is one of the "Loan Documents" as defined in the Loan Agreement. Capitalized terms used herein, which are not defined, shall have the meanings set forth in the Loan Agreement. The parties agree as follows:

        1.    SECURITY INTEREST.    To secure the payment and performance when due of all of the Obligations, Borrower hereby grants to TTFC a first-priority security interest (subject only to Permitted Liens) in all of Borrower's present and future Receivables, Investment Property, Inventory, Equipment, Other Property, and other Collateral, wherever located.

        2.    REPRESENTATIONS AND WARRANTIES OF BORROWER.    Borrower represents and warrants that the following representations and warranties are true, and (except as otherwise permitted by this Agreement) will continue to be true throughout the term of this Agreement and until all Obligations have been paid and performed in full.

          2.1.    Locations of Offices, Records and Collateral.    The address of the principal place of business and chief executive office of Borrower is, and the books and records of Borrower are maintained exclusively in the possession of Borrower at the address of Borrower specified in the heading of this Agreement. Borrower has places of business, and Collateral is located, only at such address and at the addresses set forth in the Schedule and at any additional locations reported to TTFC pursuant to this Agreement.

          2.2.    Authority.    Borrower has the requisite corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents. All corporate action necessary for the execution, delivery and performance by Borrower of the Loan Documents has been taken.

          2.3.    No Conflict.    The execution, delivery and performance of each Loan Document by Borrower does not and will not contravene the articles or certificate of incorporation or by-laws of

  Borrower, any requirement of applicable law to which Borrower is a party or by which its assets are bound.

          2.4.    Rights in Collateral; Priority of Liens.    All Collateral is owned, licensed to Borrower or leased by Borrower, free and clear of any and all Liens in favor of third parties, other than Permitted Liens. The Liens granted to TTFC pursuant to the Loan Documents constitute valid, enforceable and perfected first-priority Liens on the Collateral, except for Permitted Liens.

          2.5.    Intellectual Property.    Set forth on the Schedule hereto is a complete and accurate list, as of the date hereof, of all of Borrower's Intellectual Property (other than non-exclusive licenses). Borrower owns or licenses all material Intellectual Property which is necessary or advisable for the operation of its business as presently conducted or proposed to be conducted. To the best of its knowledge, Borrower has not infringed any Intellectual Property owned by any other Person.

          2.6.    Survival of Representations.    All representations made by Borrower in this Agreement and in any other Loan Document executed and delivered by it in connection herewith shall survive the execution and delivery hereof and thereof and the closing of the transactions contemplated hereby and thereby, and shall be deemed continuing.

        3.    AFFIRMATIVE COVENANTS OF THE BORROWER.    Until termination of this Agreement and payment and satisfaction of all Obligations:

          3.1.    Maintenance of Collateral.    Borrower shall keep all tangible personal property Collateral in good working order and condition (ordinary wear and tear excepted) in accordance with Borrower's past operating practices. Where Borrower is permitted to dispose of any Collateral under this Agreement or by any consent thereto given by TTFC, Borrower shall do so in a good faith arm's length transaction.

          3.2.    Insurance.    Borrower shall maintain replacement value insurance on the Collateral and its other assets, and other insurance customary in Borrower's industry, under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times reasonably satisfactory to TTFC. Said policies covering the Collateral shall name TTFC as an additional insured and contain a lender loss payee endorsement and such other provisions as TTFC may reasonably specify.

          3.3.    Books and Records; Inspections.    Borrower shall maintain books and records pertaining to the Collateral consistent with generally accepted accounting principles, and provide TTFC and its agents access to the premises of Borrower from time to time, during normal business hours and upon reasonable notice under the circumstances (and at any time on and after the occurrence and during the continuance of a Default or Event of Default), for the purposes of inspecting and verifying the Collateral, inspecting and copying any and all Records.

          3.4.    Notification Requirements.    Borrower shall give TTFC the following notices and other documents:

            (a)    Change of Name or Chief Executive Office; Opening Additional Places of Business.    Borrower shall give TTFC at least 30 days prior written notice of any change of Borrower's corporate name or its chief executive office or of the opening of any additional place of business.

            (b)    Casualty Loss.    Borrower shall (i) provide written notice to TTFC, within five Business Days, of any material damage to, the destruction of or any other material loss to any asset or property owned or used by Borrower (other than assets with a net book value, individually or in the aggregate, less than $50,000) and (ii) diligently file and prosecute its claim or claims for any award or payment in connection with any of the foregoing.

            (c)    Intellectual Property.    Borrower shall promptly give TTFC written notice of any copyright registration or trademark registration made by it, the filing of any application for, or the obtaining of, any patent, and any rights Borrower may hereafter obtain to any Intellectual Property.

            (d)    Deposit Accounts and Security Accounts.    Borrower shall promptly give TTFC written notice of the opening of any new bank account, deposit account, or securities account.

          3.5.    Intellectual Property.    Borrower shall do and cause to be done all things necessary to preserve, maintain and keep in full force and effect all of its Intellectual Property in accordance with prudent business practices, except to the extent that the failure to preserve or maintain such right would not reasonably be expected to have a Material Adverse Effect.

          3.6.    Proceeds of Collateral.    Borrower shall deliver to TTFC all proceeds of any sale or other transfer or disposition of any Collateral, except for (i) proceeds of Borrower's Receivables arising in the ordinary course of business, provided that no Default or Event of Default has occurred and is continuing, (ii) proceeds from the sale of obsolete or unneeded Equipment in an amount not to exceed $100,000 in the aggregate in any fiscal year, provided that no Default or Event of Default has occurred and is continuing, and (iii) proceeds of Collateral subject to a Permitted Lien with priority over the security interest of TTFC, which proceeds are required to be paid to the holder of the Permitted Lien. Such proceeds shall be delivered to TTFC immediately upon receipt of the same and in the same form as received, with any necessary endorsements, and Borrower will not commingle any such proceeds with any of its other funds or property, but will segregate them from the other assets of Borrower and will hold them in trust and for the account and as the property of TTFC. The provisions of this Section do not limit any of the other terms of this Agreement, and do not imply any consent to any sale or other transfer of Collateral in violation of any other provision of this Agreement.

        4.    NEGATIVE COVENANTS.    Borrower shall not do any of the following, directly or indirectly, or agree to do any of the following, without the prior written consent of TTFC (which shall be a matter of its good faith business judgment).

          4.1.    Transfers of Collateral.    Sell, transfer or otherwise dispose of any Collateral, in any fiscal year, other than (i) Equipment which is no longer needed in Borrower's operations and which has an aggregate fair market value of less than $100,000 for all such Equipment sold or transferred in any fiscal year, and which was not financed by TTFC under the Loan Agreement (ii) sales of Inventory in the ordinary course of business and (iii) licenses or sublicenses of Intellectual Property on a non-exclusive basis in the ordinary course of Borrower's business.

          4.2.    Liens.    Create, incur, assume or suffer to exist any Lien on or with respect to any of the Collateral, other than Permitted Liens.

        5.    EVENTS OF DEFAULT.

          5.1.    Events of Default.    The occurrence of any of the following events shall constitute an "Event of Default": (a) Borrower shall breach any provision of this Agreement, which by its nature cannot be cured, or any representation or warranty made by or on behalf of Borrower to TTFC, under this Agreement, shall be incorrect or misleading in any material respect when made or deemed made; or (b) Borrower shall breach any other provision of this Agreement, and such failure continues uncured for a period of five Business Days after the date it occurs; or (c) Any Event of Default occurs under the Loan Agreement or any other Loan Document, assuming the effectiveness of the Agreement dated as of January 1, 2002 between Borrower and TTFC.

          5.2.    Remedies.    After the occurrence and during the continuance of an Event of Default, TTFC shall have all rights and remedies under applicable law and the Loan Documents, and

  TTFC may do any or all of the following: Declare all Obligations to be immediately due and payable without presentment, demand, protest or any other action or obligation of TTFC; Cease making any extensions of credit to Borrower of any kind; Take possession of all documents, instruments, files and Records relating to the Receivables or other Collateral and use supplies and space of Borrower at Borrower's places of business to administer and collect the Receivables and other Collateral; Accelerate or extend the time of payment, compromise, issue credits, or bring suit on the Receivables and other Collateral (in the name of Borrower or TTFC) and otherwise administer and collect the Receivables and other Collateral; Collect, receive, dispose of and realize upon any Investment Property, including withdrawal of any and all funds from any securities accounts; Sell, assign and deliver the Receivables and other Collateral, with or without advertisement, at public or private sale, for cash, on credit or otherwise, subject to applicable law; Foreclose on the security interests created pursuant to the Loan Documents by any available procedure, take possession of any or all of the Collateral, with or without judicial process, and enter any premises where any Collateral may be located for the purpose of taking possession of, storing, dealing with, or removing the same, and Borrower shall make such premises available to TTFC; and Bid or become a purchaser at any sale, if permitted under applicable law. If notice of intended disposition of any Collateral is required by law, it is agreed that five Business Days notice shall constitute reasonable notification. Borrower will assemble the Collateral and make it available at such locations as TTFC may specify, whether at the premises of Borrower or elsewhere. Borrower recognizes that TTFC may be unable to make a public sale of any or all of the Investment Property, by reasons of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale.

          5.3.    Receivables.    After the occurrence and during the continuance of an Event of Default, TTFC may settle or adjust disputes or claims directly with account debtors for amounts and upon terms which it considers advisable, and notify account debtors on the Receivables and other Collateral that the Receivables and Collateral have been assigned to TTFC, and that payments in respect thereof shall be made directly to TTFC.

          5.4.    Investment Property.    Borrower shall have the right to retain all Investment Property payments and distributions, unless and until a Default or an Event of Default has occurred. If a Default or an Event of Default has occurred and is continuing, Borrower shall hold all payments on, and proceeds of, and distributions with respect to, Investment Property in trust for TTFC, and Borrower shall deliver all such payments, proceeds and distributions to TTFC, immediately upon receipt, in their original form, duly endorsed, to be applied to the Obligations in such order as TTFC shall determine.

          5.5.    License Intellectual Property.    After the occurrence and during the continuance of an Event of Default, unless expressly prohibited by any licensor thereof, TTFC is hereby granted a license to use all Intellectual Property used by Borrower in connection with its business or in connection with the Collateral.

          5.6.    Deficiency; Remedies Cumulative.    The net cash proceeds resulting from TTFC's exercise of any of its rights with respect to Collateral (after deducting all of TTFC's reasonable expenses related thereto), shall be applied by TTFC to such of the Obligations in such order as TTFC shall elect in its sole and absolute discretion, whether due or to become due. Borrower shall remain liable to TTFC for any deficiencies, and TTFC shall remit to Borrower, any surplus resulting therefrom. The remedies specified in this Agreement are cumulative, may be exercised in such order and with respect to such Collateral as TTFC may deem desirable, and are not intended to be exclusive, and the full or partial exercise of any of them shall not preclude the full or partial exercise of any other available remedy under this Agreement, under any other Loan Document, at equity or at law.

          5.7.    Waivers.    Borrower hereby waives any bonds, security or sureties required by any statute, rule or any other law as an incident to any taking of possession by TTFC of any Collateral. Borrower also waives any damages (direct, consequential or otherwise) occasioned by the enforcement of TTFC's rights under this Agreement or any other Loan Document, including the taking of possession of any Collateral or the giving of notice to any account debtor or the collection of any Receivable or other Collateral (other than damages that are the result of acts or omissions constituting gross negligence or willful misconduct of TTFC).

          5.8.    Right to Make Payments.    In the event that Borrower shall fail to perform or comply with any covenant, or obligation to TTFC hereunder or under any other Loan Document, TTFC may (but shall not be required to) perform, pay, satisfy, discharge or bond the same for the account of Borrower, and all amounts so paid by TTFC shall be treated as a Loan under the Loan Agreement to Borrower and shall constitute part of the Obligations.

          5.9.    Notwithstanding anything to the contrary contained herein or in any Loan Document, deposit accounts, TTFC shall not be permitted to issue entitlement orders or instruct the securities intermediary, entitlement holder or counterparty to any control agreement (the "Deposit Bank") with respect to such deposit accounts to transfer or restrict the funds on deposit with respect to such deposit accounts; provided that if (i) the Borrower shall fail to pay within five days of when due any regularly scheduled interest or principal payment to be paid by the Borrower under any the Loan Agreement, TTFC may instruct such Deposit Bank to transfer to TTFC such delinquent amounts, but in no case may TTFC instruct the Deposit Bank to transfer more than such delinquent regularly scheduled interest or principal and (ii) Borrower files for Bankruptcy protection such account control agreement shall be sufficient to protect TTFC's interest in such Deposit Accounts.

        6.    DEFINITIONS.

          6.1.    General Definitions.    As used herein, the following terms shall have the meanings herein specified:

            (a)  Affiliate means as to any Person, any other Person who directly or indirectly controls, is under common control with, is controlled by or is a director or officer of such Person.

            (b)  Collateral means Receivables, Investment Property, Inventory, Equipment, and Other Property, and all additions and accessions thereto and substitutions and replacements therefor and improvements thereon, and all proceeds (whether cash or other property) and products thereof, including, without limitation, all proceeds of insurance covering the same and all tort claims in connection therewith, and all Records, relating to the foregoing, and all equipment containing the foregoing.

            (c)  Default means any event which, with notice or passage of time or both would constitute an Event of Default.

            (d)  Equipment means all machinery, equipment, furniture, fixtures, conveyors, tools, materials, storage and handling equipment, computer equipment and hardware (including central processing units, terminals, drives, memory units, printers, keyboards, screens, peripherals and input or output devices), molds, dies, stamps, vehicles, and other equipment of every kind and nature and wherever situated, now or hereafter owned by Borrower or in which Borrower may have any interest as lessee or otherwise (to the extent of such interest), together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all manuals, blueprints, know-how, warranties and Records in connection therewith, all rights against suppliers, warrantors, manufacturers, sellers or others in connection therewith, and together with all substitutes for any of the foregoing.

            (e)  Event of Default means any of the events specified in Section 5.1.

            (f)    Intellectual Property means all present and future (i) patents and patent applications and all patent rights with respect thereto throughout the world (including without limitation all license royalties and proceeds of infringement and other suits, foreign filing rights, and rights to extend such patents and patent rights, and all rights in all patentable inventions, and to file applications for patent under federal patent law or under the laws or regulations of any foreign country, (ii) copyrights (whether or not registered with the United States Copyright Office), and all applications for copyright registration (including without limitation, applications for copyright registrations of derivative works and compilations, all license royalties and proceeds of infringement and other suits, foreign filing rights, and rights to extend such copyrights), (iii) trademarks and rights and interest which are capable of being protected as trademarks (including without limitation trademarks, service marks, designs, logos, indicia, tradenames, corporate names, company names, business names, fictitious business names, trade styles, and other source or business identifiers, and applications pertaining thereto, and all rights to register trademark claims under any state or federal trademark law or regulation of any foreign country, and to apply for, renew, and extend trademark registrations and trademark rights, and all proceeds of infringement and other suits, (iv) computer programs, software, source codes, object codes, data bases, and processes, and (v) all other intellectual property, and (vi) all applications for any of the foregoing and all licenses with respect to any of the foregoing.

            (g)  Inventory means all present and future goods intended for sale, lease or other disposition by Borrower including, without limitation, all raw materials, work in process, finished goods and other inventory, all materials and supplies of any kind, nature or description which are or may be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of any such goods, and all documents of title or documents representing the same.

            (h)  Investment Property means any and all investment property of Borrower, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and whether now existing or hereafter acquired or arising.

            (i)    Lien means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law.

            (j)    Loan Agreement has the meaning set forth in the heading to this Agreement.

            (k)  Loan Documents means this Agreement, the Loan Agreement, and all present and future documents and instruments delivered or to be delivered by Borrower, or any of its Affiliates under, in connection with or relating to this Agreement or the Loan Agreement as each of the same may be amended, supplemented or otherwise modified from time to time.

            (l)    Obligations has the meaning set forth in the Loan Agreement.

            (m)  Other Property means all present and future: instruments, documents, documents of title, notes, promissory notes, drafts, acceptances, letters of credit and rights to receive proceeds of letters of credit, deposit accounts, chattel paper, insurance policies, insurance proceeds, leases, causes of action, judgments, claims against third parties, leasehold rights in any personal property, Records, general intangibles (including without limitation, all contract rights, tax refunds, rights to receive tax refunds, Intellectual Property, royalties, licenses, permits, franchise rights, authorizations, customer lists, rights of indemnification, contribution and subrogation, trade secrets, computer service contracts, goodwill, deposits, choses in action, designs, blueprints, plans, know-how, telephone numbers and rights thereto, credits, reserves, and all forms of obligations whatsoever now or hereafter owing to Borrower), all property at any time in the possession or under the control of TTFC, and all security given by Borrower to TTFC pursuant to any other Loan Document or agreement.

            (n)  Permitted Liens means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and be continuing: (i) Liens in favor of TTFC; (ii) Liens for taxes, assessments and other governmental charges or levies or the claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialmen and other like Persons arising by operation of law in the ordinary course of business for sums which are not yet due and payable; (iii) cash deposits or pledges of an aggregate amount not to exceed $100,000 to secure the payment of worker's compensation, unemployment insurance or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the ordinary course of business; (iv) a Lien on any item of Equipment created substantially simultaneously with the acquisition of such Equipment for the purpose of financing such acquisition, provided that such Lien shall attach only to the Equipment acquired; and (v) liens on Borrower's intellectual property to Kevin Kimberlin Partners, L.P. and Oshkim Limited Partnership (for purposes of this definition, the "Partners") which liens are the subject of an intercreditor agreement among the Partners, Borrower and TTFC.

            (o)  Person means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, joint stock company, association, corporation, institution, entity, party or government (including any division, agency or department thereof) or any other legal entity, whether acting in an individual, fiduciary or other capacity, and, as applicable, the successors, heirs and assigns of each.

            (p)  Receivables means all present and future accounts and accounts receivable, together with all security therefor and guaranties thereof and all rights and remedies relating thereto, including any right of stoppage in transit.

            (q)  Records means all records, files, data, writings and information (including without limitation any of the foregoing maintained on a computer or in other electronic form).

            (r)  Schedule means the Schedule to this Agreement.

          6.2.    Headings; Construction.    The headings herein are for convenience only and shall not affect the meaning or construction of any provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against TTFC or Borrower under any rule of construction or otherwise.

        7.    GENERAL PROVISIONS.

          7.1.    Governing Law.    The validity, interpretation and enforcement of this agreement and the other Loan Documents and any dispute arising out of or in connection with this Agreement or any of the other Loan Documents, whether sounding in contract, tort, equity or otherwise, shall be governed by the internal laws and decisions of the State of Illinois.

          7.2.    Power of Attorney.    Borrower hereby irrevocably authorizes and appoints TTFC, or any Person TTFC may designate, as its attorney-in-fact, at Borrower's sole cost and expense, to exercise, all of the following powers, which are coupled with an interest and are irrevocable: (A) to give or sign Borrower's name to any UCC financing statement, or any notices or other document necessary or desirable to create, perfect or continue TTFC's security interest in any Collateral, to execute and deliver to any securities intermediary or other Person any entitlement order, account control agreement or other notice, document or instrument with respect to any Investment Property constituting Collateral, and to make any payment or take any act necessary or desirable to protect or preserve any Collateral or TTFC's security interest therein or the priority thereof, or in order to fully consummate all the transactions contemplated under this Agreement or any other Loan Document; (B) if an Event of Default has occurred and is continuing, to receive, take, endorse, sign, assign and deliver, all in the name of TTFC or Borrower, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral; and (C) to take or bring, in the name of TTFC or Borrower, all steps, actions, suits or proceedings, and execute all documents, deemed by TTFC necessary or desirable to enforce or effect collection of Receivables and other Collateral or to convey any item of Collateral to any purchaser thereof.

          7.3.    Delays; Partial Exercise of Remedies.    No delay or omission of TTFC to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof. No single or partial exercise by TTFC of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

          7.4.    Notices.    Except as otherwise provided herein, all notices and correspondence hereunder shall be in writing and shall be sent and deemed given as provided in the Loan Agreement.

          7.5.    Costs.    Borrower shall, upon demand, pay to TTFC all reasonable costs and expenses incurred by TTFC (including the reasonable fees and disbursements of counsel and other professionals) in connection with the preparation, execution, delivery, administration, modification, amendment and enforcement of this Agreement and the other Loan Documents, or to defend any of its rights under or in respect of this Agreement, any other Loan Document, or foreclose or otherwise realize upon the Collateral or any part thereof, or to prosecute actions against, or defend actions by, account debtors, or to commence, intervene in, or defend any action or proceeding, or to initiate any complaint to be relieved of the automatic stay in bankruptcy, or to file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim, or to examine, audit, copy, and inspect any of the Collateral or any of Borrower's Records, and otherwise represent TTFC in any litigation relating to Borrower.

          7.6.    Amendments and Waivers.    Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and signed by Borrower and TTFC, and then any such amendment or waiver shall be effective only to the extent set forth therein. The failure of TTFC at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and TTFC shall not waive or diminish any right of TTFC later to demand and receive strict compliance therewith. Any waiver of any Default or Event of Default shall not waive or affect any other Default or Event of Default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to TTFC shall be deemed to have been waived by any act or knowledge of TTFC or its agents or employees, but only by a specific written waiver signed by an authorized officer of TTFC and delivered to Borrower.

          7.7.    Counterparts; Fax Signatures.    This Agreement and any waiver or amendment hereto may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but which shall together constitute one and the same agreement. This Agreement and the other Loan Documents and any document relating hereto or thereto may be executed and delivered by fax with the same force and effect as if the same was a fully executed and delivered original manual counterpart.

          7.8.    Severability.    In case any provision in or obligation under this Agreement or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          7.9.    Further Assurances.    Borrower will take all actions that TTFC may reasonably request to perfect and protect TTFC's security interests in the Collateral and to carry out the purposes of this Agreement.

          7.10.    Joint and Several Liability.    If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

          7.11.    Entire Agreement.    This Agreement and the other Loan Documents constitute the entire agreement between the parties, supersede any prior written and oral agreements between them. There are no oral understandings, oral representations or oral agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

          7.12.    MUTUAL WAIVER OF JURY TRIAL.    TTFC AND BORROWER EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS AGREEMENT; OR (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN TTFC AND BORROWER; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF TTFC OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH TTFC OR BORROWER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

Borrower:
THE IMMUNE RESPONSE CORPORATION
By

Title

I.R.C. Inc.
By

Title

TTFC:
TRANSAMERICA TECHNOLOGY FINANCE CORPORATION successor in interest to TRANSAMERICA BUSINESS CREDIT CORPORATION
By

Title

Schedule to

Security Agreement

        Other Places of Business and Locations of Collateral (Section 2.1):

        Intellectual Property (Section 2.5):

        As set forth in Intellectual Property Security Agreement between the parties of even date.

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  Exhibit 10.3
Security Agreement
Schedule to Security Agreement